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                                                                    Exhibit 2(b)

                               THE COVENTRY GROUP

                Establishment and Designation of Series of Shares of Beneficial Interest, Par Value $0.01 Per Share



         RESOLVED, that pursuant to Section 5.11 of the Declaration of Trust of The Coventry Group (the "Trust") dated January 8, 1992, ("Declaration"), a separate series of the shares of beneficial interest of the Trust shall hereby be established, relating to the Trust's new investment portfolio (the "Fund"); and

         FURTHER RESOLVED, that the Fund shall have the following designation and Shares of the Fund shall have the following special and relative rights:

         1. The Fund shall be designated "Willamette Value Fund."

         2. The Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Fund's then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest ("Share") of the Fund shall be redeemable. Each Share of a Fund shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote. Each Share of the Fund shall represent a pro rata beneficial interest in the assets allocated to the Fund and shall be subject to a pro rata share of expenses allocated to the Fund; and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration or in accordance with applicable law, regulation or regulatory policy

         3. Each Share of the Fund shall have the voting rights provided to shareholders in the Declaration and shall vote with shareholders of other series of the Trust with respect to matters affecting the Trust generally. To the extent required by the Declaration or applicable law, regulation or regulatory policy, and with respect to matters concerning the Fund, but not shareholders of other series of the Trust, or that affect shareholders of other series differently, Shares of the Fund shall vote separately as a group. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon in accordance with the Declaration, or applicable law, rule or regulatory policy, as applicable, as to the Fund, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of the Fund alone must be voted in favor of the matter, or whether the required favorable vote of such applicable percentage of the shares must include shares of other series of the Trust , as well.

         4. The assets and liabilities of the Trust shall be allocated among the Fund and other series of the Trust as set forth in Section 5.11 of the Declaration; except that costs of establishing the Fund and of the registration and public offering of the Fund's Shares shall be amortized for the Fund over the period beginning on the date such costs become payable and ending sixty months thereafter.
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         5. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund hereby created, or to otherwise change the special and relative rights of the Fun, provided that such change shall not adversely affect the rights of the Shareholders of the Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this ____ day of February, 1998.


                                               /s/Walter B. Grimm
                                               --------------------------
                                               Walter B. Grimm


                                               /s/Maurice G. Stark
                                               --------------------------
                                               Maurice G. Stark


                                               /s/Michael M. Van Buskirk
                                               --------------------------
                                               Michael M. Van Buskirk


                                               /s/Chalmers P. Wylie
                                               --------------------------
                                               Chalmers P. Wylie

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